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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): October 5, 1999



                             APACHE CORPORATION
             (Exact name of registrant as specified in Charter)


          DELAWARE                     1-4300                 41-0747868
(State or Other Jurisdiction        (Commission            (I.R.S. Employer
     of Incorporation)              File Number)        Identification Number)


                          2000 POST OAK BOULEVARD
                                 SUITE 100
                         HOUSTON, TEXAS 77056-4400
                  (Address of Principal Executive Offices)


     Registrant's telephone number, including area code: (713) 296-6000


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ITEM 5.  OTHER EVENTS

On October 5, 1999, Apache Corporation ("Apache") signed a definitive agreement to acquire, through its wholly-owned subsidiary Apache Canada Ltd., producing properties and other assets located in the provinces of Alberta, British Columbia and Saskatchewan, Canada, from Shell Canada Limited for Cdn $770 million (U.S. $524 million at current exchange rates). The transaction will be effective November 1, 1999 and, subject to U.S. and Canadian regulatory approvals, is expected to close by November 30, 1999.

Included in the purchase are proved reserves of 87.5 million barrels of oil equivalent, 294,294 net acres of undeveloped leaseholdings, 100-percent interest in a gas processing plant, and proprietary 2-D and 3-D seismic data. Apache issued a press release, dated October 5, 1999, which is listed under Item 7 as Exhibit 99.1 and incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      EXHIBITS.


EXHIBIT NO.        DESCRIPTION

99.1* Press Release, dated October 5, 1999, "Apache to Acquire Shell Canada Assets with 87.5 MMboe Proved Reserves for
                   US $524 Million".


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*   filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           APACHE CORPORATION


Date:  October 14, 1999                    /s/ Z. S. Kobiashvili
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                                           Z. S. Kobiashvili
                                           Vice President and General Counsel


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                             INDEX TO EXHIBITS


EXHIBIT NO.        DESCRIPTION

99.1* Press Release, dated October 5, 1999, "Apache to Acquire Shell Canada Assets with 87.5 MMboe Proved Reserves for
                   US $524 Million".


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*   filed herewith